SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549





                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 20, 2001



                        Federal Signal Corporation
          (Exact name of registrant as specified in its charter)


 Delaware                           0-693                      36-1063330

(State or other jurisdiction     (Commission File            (IRS Employer
  of incorporation)                 Number)                  Identification No.)


              1415 W. 22nd Street, Oak Brook,Illinois        60523
              (Address of principal executive offices)     (Zip Code)


                            (630) 954-2000
          (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure


Oak Brook, Illinois, February 20, 2001 -- Federal Signal Corporation, reiterating its previous guidance for first quarter 2001 market conditions, continues to experience healthy conditions in its main global municipal markets but no signs of improvement in its U.S. industrial markets.

         Federal Signal Corporation is a global manufacturer of leading niche products in four operating groups: environmental vehicles and related products, fire rescue vehicles, safety and signaling products, and consumable industrial tooling. Based in Oak Brook, Illinois, the company's shares are traded on the New York Stock Exchange under the symbol FSS.





                                           SIGNATURES



                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  FEDERAL SIGNAL CORPORATION



      Dated:  February 20, 2001                    By:  /s/ Joseph J. Ross

                                                   Joseph J. Ross
                                                   Chairman and
                                                   Chief Executive Officer